Exhibit 10.1
AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE
     This Agreement of Resignation, Appointment and Acceptance is made as of April 26, 2007 and effective as of May 1, 2007 by and among that issuer or other person who is identified in Exhibit A attached hereto (the “Exhibit”) as the Issuer (the “Issuer”), Citibank, N.A., a national banking association, duly organized and existing under the laws of the United States and having its principal corporate trust office in New York, New York (the “Bank”) and The Bank of New York Trust Company, N.A. (“BNYTC”), a national banking association, duly organized and existing under the laws of the United States and having its principal office in Los Angeles, California.
RECITALS:
     WHEREAS, the Issuer and the Bank entered into one or more trust indentures, paying agency agreements, registrar agreements, or other relevant agreements as such are more particularly described in the Exhibit under the section entitled “Agreements” (individually and collectively referred to herein as the “Agreements”) under which the Bank was appointed in the capacity or capacities identified in the Exhibit (individually and collectively the “Capacities”);
     WHEREAS, the Issuer desires to appoint BNYTC as the successor to the Bank in its Capacities under the Agreements; and
     WHEREAS, BNYTC is willing to accept such appointment as the successor to the Bank in its Capacities under the Agreements.
     NOW, THEREFORE, the Issuer, the Bank and BNYTC, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:
ARTICLE I
THE BANK
     SECTION 1.01. The Bank hereby resigns from its Capacities under the Agreements.
     SECTION 1.02. The Bank hereby assigns, transfers, delivers and confirms to BNYTC all right, title and interest of the Bank in its Capacity(s) relating to the Agreements; provided, however that the Bank shall continue to be entitled to the compensation, expense reimbursement and indemnity provisions thereunder with respect to the period prior to the effective date hereof. The Bank shall at the expense of BNYTC execute and deliver such further instruments and shall do such other things as BNYTC may reasonably require so as to more fully and certainly vest and confirm in BNYTC all the rights, powers and trust hereby assigned, transferred, delivered and confirmed to BNYTC as Trustee, Paying Agent and Security Registrar.

ARTICLE II
THE ISSUER
     SECTION 2.01. The Issuer hereby accepts the resignation of the Bank from its Capacities under the Agreements.
     SECTION 2.02. All conditions relating to the appointment of BNYTC as the successor to the Bank in its Capacities under the Agreements have been met by the Issuer, and the Issuer hereby appoints BNYTC to its Capacities under the Agreements with like effect as if originally named to such Capacities under the Agreements.
ARTICLE III
BNYTC
     SECTION 3.01. BNYTC hereby represents and warrants to the Bank and to the Issuer that BNYTC is not disqualified to act in the Capacities under the Agreements.
     SECTION 3.02. BNYTC hereby accepts its appointment to the Capacities under the Agreements and accepts and assumes the rights, powers, duties and obligations of the Bank under the Agreements, upon the terms and conditions set forth therein, with like effect as if originally named to such Capacities under the Agreements.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.01. This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the commencement of business on the Effective Date set forth in the Exhibit.
     SECTION 4.02. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
     SECTION 4.03. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     SECTION 4.04. The persons signing this Agreement on behalf of the Issuer, BNYTC and the Bank are duly authorized to execute it on behalf of the each party, and each party warrants that it is authorized to execute this Agreement and to perform its duties hereunder.
     SECTION 4.05. The Issuer represents that it is the type of entity as identified in the Exhibit and has been duly organized and is validly existing under the laws of the jurisdiction as identified in the Exhibit.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed all as of the day and year first above written.

BAKER HUGHES INCORPORATED
By:	/s/Andrew L. Puhala
Name:	Andrew L. Puhala
Title:	Assistant Treasurer

CITIBANK, N.A., As Resigning Trustee
By:	/s/Wafaa Orfy
Name:	Wafaa Orfy
Title:	Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Successor Trustee
By:	/s/Marcella Burgess
Name:	Marcella Burgess
Title:	Assistant Vice President

EXHIBIT A
Issuer: Baker Hughes Incorporated
Effective Date: May 1, 2007
Agreement(s):

Name/Description of transaction	Description of relevant	Capacities
Agreement & Date

6-7/8% Notes due 2029	Indenture dated as of May 15, 1991	Trustee, Reg, P/A

6% Notes due 2009	Indenture dated as of May 15, 1991	Trustee, Reg, P/A

6-1/4% Notes due 2009	Indenture dated as of May 15, 1991	Trustee, Reg, P/A